Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-281068) of Windstream Parent, Inc. of our report dated March 3, 2025 relating to the financial statements of Windstream Holdings II, LLC, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
March 4, 2025